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                                     EXHIBIT 99.1




March 19, 1997



The Board of Directors
Photran Corporation
21875 Grenada Avenue
Lakeville, MN  55044

Dear Sirs:

Effective immediately I hereby resign from my positions as President, CEO, Company Director and Chairman of the Board of Directors of Photran Corporation.

Yours truly,


  /s/  David E. Stevenson
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David E. Stevenson

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March 19, 1997



The Board of Directors
Photran Corporation
21875 Grenada Avenue
Lakeville, MN  55044

Dear Sirs:

Effective immediately I hereby resign from my positions as Officer and Director of Photran Corporation.

Yours truly,


  /s/  Kathleen V. Stevenson
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Kathleen V. Stevenson